UNITED STATES DISTRICT COURT
                DISTRICT OF CONNECTICUT

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                                                      :
ECHLIN INC.,                                               Civil Action No.:
                                                      :
            Plaintiff and                                  98-CV-0635 (GLG)
            Counterclaim Defendant.                   :

      - against -                                     :

SPX CORPORATION,                                      :

            Defendant and                             :
            Counterclaim Plaintiff.
                                                      :
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          MOTION TO DISMISS COUNTS I, II AND IV OF COUNTERCLAIMS

       Plaintiff Echlin Inc. ("Echlin"), by its undersigned attorneys, hereby moves this Court, pursuant to Federal Rules of Civil Procedure 12(b)(1) and 12(c), to dismiss Counts I, II and IV of the counterclaims set forth in SPX's Answer, Affirmative Defenses and Counterclaim for Declaratory and Injunctive Relief dated April 13, 1998 (the "Counterclaims"), upon the allegations set forth in the Counterclaims and all other matters in this action of which the Court may take cognizance on such a motion, as follows:

       (a) dismissing Count II of the Counterclaims, for "breach of the fiduciary duties of Echlin's management and board," pursuant to Federal Rule of Civil Procedure 12(c), for failure to state a claim upon which relief can be granted;

       (b) dismissing Counts I and IV of the Counterclaims, seeking the calling of a special meeting of Echlin shareholders, pursuant to Federal Rules of Civil Procedure 12(b)(1) and 12(c) for lack of jurisdiction over the subject matter or, in the alternative, dismissing those claims under the abstention doctrine set forth in Brford v. Sun Oil Co., 319 U.S. 315 (1943);

       (c) awarding Echlin its costs and expenses incurred, including attorneys' fees, in responding to these Counterclaims; and

       (d) granting Echlin such other and further relief as the court may deem just and proper.

Dated: New York, New York
       May 4, 1998
                                            DAVIS POLK & WARDWELL


                                            By: ______________________________
                                                Dennis E. Glazer
                                                Federal Bar No. CT 02919

                                            450 Lexington Avenue
                                            New York, New York 10017
                                            (212) 450-4000

                                                     -and-

                                            TYLER COOPER & ALCORN, LLP
                                            Ronald J. Cohen
                                            Federal Bar No. CT 04158
                                            205 Church Street
                                            New Haven, Connecticut 06510
                                            (203) 784-8200


                                            Attorneys for Plaintiff and
                                               Counterclaim Defendant
                                               Echlin Inc.


                            CERTIFICATE OF SERVICE

       The undersigned, one of the attorneys for plaintiff and counterclaim defendant Echlin Inc. in this action, certifies that on May 4, 1998, he caused to be served a copy of the foregoing Motion to Dismiss Counterclaims, together with the accompanying Memorandum in Opposition to SPX's Motion for Preliminary Injunction and in Support of Echlin's Motion to Dismiss Counts I, II and IV of SPX's Counterclaims and the Declaration of Dennis E. Glazer dated May 4, 1998 in support of that motion, by first-class mail, postage prepaid, upon Alexander R. Sussman, Esq., Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, and Stefan R. Underhill, Esq., Day, Berry & Howard, One Canterbury Green, Stamford, Connecticut 06901-2047. A courtesy copy will be provided to Mr. Sussman pursuant to the parties arrangement to exchange papers this afternoon.




                                             ________________________________
                                             One of the Attorneys for
                                             Echlin Inc.